UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 8, 2015
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Principal Accounting Officer

On July 8, 2015, the Company appointed Mr. Wesley Gutierrez as the Company’s Chief Accounting Officer and Treasurer. In connection with the appointment, Mr. Gutierrez’s annual base salary was increased from $270,000 to $300,000 and his bonus target was increased from 30% to 40% of base salary. Mr. Gutierrez shall serve in this capacity until the earlier of his cessation of employment or the Board’s appointment of his successor.

Mr. Gutierrez, age 37, joined the Company in May 2008 when the acquisition of Gemstar-TV Guide International by the Company was completed. From May 2008 to February 2009 he served as the Company’s Director, Financial Reporting. Thereafter, until September 2013, Mr. Gutierrez served as the Company’s Vice President, Financial Reporting, and thereafter, until the current appointment, he served as the Company’s Vice President, Finance and Treasury.

There are no family relationships between Mr. Gutierrez and any Company director or executive officer, and no arrangements or understandings between Mr. Gutierrez and any other person pursuant to which he was selected as an officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: July 10, 2015	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
EVP and General Counsel